UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

NUCOR CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF CHANGE OF LOCATION

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 14, 2020

Dear Stockholders:	April 14, 2020

This notice of change of location (this “Notice”) provides updated information with respect to the 2020 annual meeting of stockholders (the “Annual Meeting”) of Nucor Corporation (“Nucor”) to be held on May 14, 2020. On March 27, 2020, Nucor commenced distribution to its stockholders of its Notice of 2020 Annual Meeting of Stockholders and Proxy Statement (the “Proxy Statement”), filed with the Securities and Exchange Commission that same day. This Notice should be read in conjunction with the Proxy Statement.

On April 14, 2020, Nucor issued a news release announcing that due to the public health impact of the coronavirus (COVID-19) pandemic and to prioritize the health and well-being of its stockholders, teammates and other meeting participants, the Annual Meeting on Thursday, May 14, 2020 at 10:00 a.m., Eastern Time, will be held in virtual format only. Notice is hereby given that the Annual Meeting will be held virtually.

Stockholders of record as of the close of business on March 16, 2020 are entitled to participate in and vote at the Annual Meeting by visiting www.virtualshareholdermeeting.com/NUE2020. Stockholders participating in the Annual Meeting will be able to vote their shares electronically and submit questions during the virtual event using the directions on the meeting website that day. None of the other agenda items presented in the Proxy Statement are affected by this Notice, and shares represented by proxy voting forms returned before the Annual Meeting will be voted with respect to all matters properly brought before the Annual Meeting as instructed on the forms. If you have already voted or submitted your proxy, no additional action is required.

To participate in the Annual Meeting, you will need the 16-digit control number found on your proxy card, voting instruction form or notice previously sent. Nucor’s proxy card will not be updated to reflect the change from an in-person meeting to a virtual meeting. If you hold your shares in the name of a broker, bank, trustee or other nominee, you will need to contact your broker, bank, trustee or other nominee for assistance with your 16-digit control number. Individuals interested in attending the virtual meeting who do not have a control number or who are not a stockholder may attend the Annual Meeting as a guest but will not have the option to participate in the vote.

Nucor has designed the format of the Annual Meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would have at an in-person meeting, using online tools to ensure stockholder access and participation.

We encourage all of our stockholders to visit our pre-meeting forum at www.proxyvote.com, where you can access copies of the proxy materials and vote.

By order of the Board of Directors,

A. Rae Eagle
Vice President and
Corporate Secretary